Addendum to Form 4 of

Marie Croatti

June 19, 2006

(1)

Marie Croatti is the executrix of the estate of her deceased husband Mr. Aldo A. Croatti (the “Estate”), which beneficially owned 42,455 shares of Common Stock and 2,624,060 shares of Class B Common Stock prior to the transactions reported herein. Marie Croatti disclaimed beneficial ownership of such securities for purposes of Section 16, except to the extent of her pecuniary interest therein. On May 5, 2006, the Estate transferred 42,455 shares of Common Stock to Marie Croatti pursuant to the estate plan of Mr. Aldo A. Croatti. On May 30, 2006, the Estate transferred 1,135,272 shares of Class B Common Stock to Marie Croatti, 372,197 shares of Class B Common Stock to Ronald D. Croatti, 372,197 shares of Class B Common Stock to Cynthia Croatti and a total of 744,394 shares of Class B Common Stock to individuals and/or entities that were not reporting persons under Section 16 at the time of such inheritances all pursuant to the estate plan of Mr. Aldo A. Croatti. On June 19, 2006, 96,049 shares Class B Common Stock inherited from the Estate by The Frederick S. Croatti Non-GST Trust II, of which Frederick S. Croatti and Marie Croatti are trustees, were distributed pursuant to trust documents to the beneficiary of the trust who does not share Marie Croatti’s household, while the remainder of such shares remain in the trust. Marie Croatti disclaims beneficial ownership of the reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(2)

As a result of certain nonreportable transfers of Common Stock and Class B Common Stock described below in Footnotes 3 and 4 and certain non-reportable transfers of Common Stock and Class B Common Stock not described herein, Marie Croatti directly owns 0 shares of Common Stock and 172 shares of Class B Common Stock as of the date hereof.

(3)

Marie Croatti is the sole trustee of The Marie Croatti FC Trust – 2006, to which she transferred 529,432 shares of Class B Common Stock in a transfer that was not reportable by virtue of Rule 16a-13 promulgated under the Securities Exchange Act of 1934. The Marie Croatti FC Trust – 2006 subsequently transferred 340,049 shares of Class B Common Stock in the form of a bona fide gift to an individual who was not a reporting person under Section 16 at the time of the gift.

(4)

Marie Croatti is the sole trustee of The Marie Croatti CC Trust – 2006 and The Marie Croatti RC Trust – 2006, each of which transferred 510,363 shares of Class B Common Stock to The Red Cat Limited Partnership each in exchange for a 49.95% limited partnership interest. Prior to such transfers, Marie Croatti owned the aforementioned 1,020,726 shares of Class B Common Stock directly and transferred 529,432 such shares to The Marie Croatti CC Trust – 2006 and 529,432 shares to The Marie Croatti RC Trust – 2006. Such transfers were not reportable under Section 16 by virtue of Rule 16a-13 promulgated under the Securities Exchange Act of 1934.

(5)

Represents shares of Class B Common Stock required to be reported by Marie Croatti. Marie Croatti is a trustee of the following trusts that directly own 217,584 shares of Class B Common Stock: The Melissa Marie Croatti Gallo Trust - 1990; The Matthew C. Croatti Gallo Trust - 1989 and The Matthew Croatti Trust – 1985.

(6)

These shares are owned directly by The Croatti Family Limited Partnership, a ten percent owner of the issuer, and indirectly by each of Croatti Management Associates, Inc. (CMA), Ronald D. Croatti, Cynthia Croatti and Marie Croatti. CMA is the general partner of The Croatti Family Limited Partnership. Ronald D. Croatti, Cynthia Croatti and Marie Croatti are also officers, directors and shareholders of CMA. Ronald D. Croatti and Cynthia Croatti are each an officer and director of UniFirst Corporation. Cynthia Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Cynthia Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Ronald D. Croatti is a trustee to and a beneficiary of a trust which holds approximately 8% of the limited partnership interests in The Croatti Family Limited Partnership, and Ronald Croatti holds an additional approximately 30% of the limited partnership interests in The Croatti Family Limited Partnership. Marie Croatti is a trustee to trusts holding approximately 40% of the limited partnership interests in The Croatti Family Limited Partnership. On June 19, 2006, The Croatti Family Limited Partnership transferred 450,973 shares of Class B Common Stock and 3,224 shares of Common Stock to a trust holding limited partnership interests in The Croatti Family Limited Partnership for the purpose of redeeming such interests and transferred 341,715 shares of Class B Common Stock and 2,443 shares of Common Stock to another trust holding limited partnership interests in The Croatti Family Limited Partnership for the purpose of redeeming such interests. Each of the reporting persons disclaims beneficial ownership of these reported securities, except to the extent of his, her or its pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(7)

These shares of Class B Common Stock and Common Stock were distributed by The Croatti Family Limited Partnership to The Cecelia Levenstein Non-GST Trust, of which Cecelia Levenstein and Marie Croatti are trustees, in a transaction that was not reportable under Section 16 by virtue of Rule 16a-13 of the Securities Exchange Act of 1934. Such shares were automatically transferred pursuant to trust documents to the beneficiary of the trust who does not share Marie Croatti’s household.

(8)

These shares of Class B Common Stock and Common Stock were distributed by The Croatti Family Limited Partnership to The Frederick S. Croatti Non-GST Trust, of which Frederick S. Croatti and Marie Croatti are trustees, in a transaction that was not reportable under Section 16 by virtue of Rule 16a-13 of the Securities Exchange Act of 1934. A portion of such shares were transferred pursuant to trust documents to the beneficiary of the trust who does not share Marie Croatti’s household, while the other portion of such shares remains in the trust. Marie Croatti disclaims beneficial ownership of the reported securities, except to the extent of her pecuniary interest therein, and this report shall not be deemed an admission that such reporting person is the beneficial owner of these securities for purposes of Section 16 or any other purpose.

(9)

The Ronald D. Croatti Non-GST Trust, of which Ronald D. Croatti and Marie Croatti are trustees, transferred its limited partnership interest in The Croatti Family Limited Partnership pursuant to trust documents to the beneficiary of the trust who does not share Marie Croatti’s household. The Cynthia Croatti Non-GST Trust, of which Cynthia Croatti and Marie Croatti are trustees transferred its limited partnership interest in The Croatti Family Limited Partnership pursuant to trust documents to the beneficiary of the trust who does not share Marie Croatti’s household.